Exhibit 10.6


                                 LEASE AGREEMENT

         THIS AGREEMENT, made and entered into this _______ day of ____________, 1996, by and between BLUE WATER LAND DEVELOPMENT, a Michigan co-partnership ("Landlord"), and LIFE CRITICAL CARE CORPORATION, a Delaware corporation ("Tenant").

         NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

         1. LEASE. The Landlord, upon the terms and subject to conditions contained herein, does hereby lease to the Tenant, and the Tenant does hereby lease from the Landlord, the following described premises situated in the City of New Baltimore, County of Macomb, State of Michigan, to-wit: 37885 Green Street, New Baltimore, Michigan 48047 (the "Property").

         2. COMMENCEMENT DATE AND TERM. The "Commencement Date" of the Lease is the date on which the parties execute this Lease Agreement.
The primary term of this Lease Agreement shall be for a period of forty-eight (48) months beginning on the Commencement Date.

         3.       PROVISIONS APPLICABLE TO THE REAL ESTATE.


                                    ARTICLE I

                                  USAGE CLAUSE

         Section 1. It is understood and agreed between the parties hereto that during the continuance of this Lease, the Property may be used and occupied for the purposes of operating a business providing home medical care equipment and such other business customarily included in said definition and for no other purpose or purposes without the written consent of the Landlord. Subject to the respective obligations of Landlord and Tenant contained elsewhere in this Agreement, Tenant shall promptly comply with all laws, ordinances and lawful orders and regulations issued by any duly constituted governmental authority and affecting the Property and the cleanliness, safety, occupation and use of same.

                                   ARTICLE II

                                CARE OF PREMISES

         Section 1. Tenant shall keep the Property clean and free from rubbish and dirt at all times, and shall store all trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage of any kind in or about the Property except in facilities provided for such disposal.

          Section 2. Tenant shall not use or permit the use of any portion of the Property for any unlawful purpose or purposes. Tenant shall not make any structural changes in the Property without the written consent of Landlord, which approval shall not be unreasonably withheld.

          Landlord represents that the Property is in good condition and repair that all equipment is in good working order, normal wear and tear excepted. Landlord hereby provides a ninety (90)-day warranty to Tenant that the heating, ventilation, air conditioning, electrical, and plumbing systems are in good and operable condition.

                                   ARTICLE III

                          ENVIRONMENTAL REPRESENTATION

          Section 1. Landlord represents and warrants that as of the Commencement Date there are no materials located on the Property that require special handling in collection, storage, treatment, or disposal under any federal, state, or local law, statute, ordinance, or regulation or court or administrative order or decree, or private agreement pursuant to which material requires special handling in collection, storage, treatment, or disposal ("Environmental Requirements"). In the event any materials which under any Environmental Requirements require special handling in collection, storage, treatment, or disposal are determined to have been located on the Property at or prior to the date of this Lease Agreement, Landlord shall (a) within thirty (30) days after written notice thereof, take, or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements and (b) within thirty (30) days after written demand therefor, reimburse Tenant for any amounts expended by Tenant (i) to comply with any Environmental Requirements with respect to the Property or (ii) in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorney fees, fines, or other penalty payments.

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Section 2. Tenant hereby represents that from and after the Commencement Date no materials will be located on the Property which require special handling in collection, storage, treatment, or disposal under any federal, state, or local law, statute, ordinance, or regulation or court or administrative order or decree, or private agreement pursuant to which material requires special
handling  in  collection,   storage,   treatment,  or  disposal  ("Environmental
Requirements"). In the event any materials which under any Environmental Requirements require special handling in collection, storage, treatment, or disposal are determined to have been located on the Property after the Commencement Date, Tenant shall (a) immediately take, or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements and (b) in the event Tenant shall fail to take the steps as required in subparagraph (a) above, then Landlord shall have the right to take, or cause to be taken, such action as may be necessary to comply with all Environmental Requirements after giving Tenant thirty (30) days' written demand, and Tenant shall thereafter reimburse Landlord for any amounts expended to: (i) comply with any Environmental Requirements with respect to the Property or (ii) in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorney fees, fines, or other penalty payments.

                                   ARTICLE IV

                                UTILITY SERVICES

         Section 1. Tenant shall timely pay for all public utilities rendered or furnished to the Property during the term hereof, including but not limited to, heat, water, gas and electricity. Utility bills covering the period prior to and after the Commencement Date shall be prorated between Landlord and Tenant.

                                    ARTICLE V

                                      TAXES

         Section 1. As part of the consideration for this Lease and in addition to the rentals hereinbefore provided, Tenant shall pay to the public officers charged with the collection thereof, before delinquent, all property taxes, installments of special assessments, and other similar charges to the term of this Lease. If an assessment levied on the Property is not payable in installments over the useful life of the improvements financed by the assessment, Landlord shall be responsible for the assessment and Tenant shall pay to Landlord, each year during the remaining term hereof, on the date such taxes are otherwise due, an amount equal to the quotient derived by dividing the total amount of the assessment which is not payable in installments by the useful life of the improvements financed thereby.

         Section 2. In the event Tenant shall become more than sixty (60) days delinquent in the payment of any assessment or other charge payable by Tenant pursuant to Section 1 above and such failure remains uncured for a period of thirty (30) days after written notice thereof is sent to Tenant, Landlord may elect, at its sole discretion, to require Tenant to escrow tax payments with Landlord, or its agents, at the monthly rate of one-twelfth (1/12th) of the previous year's taxes, assessments, and other charges payable by Tenant, in which event Landlord shall be obligated to use the funds he collects from Tenant to pay such taxes, assessments and charges as they become due. If the amount of escrow tax payments with respect to such year, Landlord shall refund the excess to Tenant within fifteen (15) days after the final payment to the taxing authority for such year is due, or Tenant shall pay the deficiency to Landlord within fifteen (15) days after the final payment to the taxing authority for such year due. The commencement of tax escrow payments pursuant to this Section 2 will not cure the default of Tenant for failing to otherwise pay such taxes, which only may be cured by Tenant's payment of such taxes.

          Section 3. Tenant may, in good faith, and upon reasonable grounds, dispute the validity or amount of any tax, assessment or other charge, defend against the same and in good faith conduct any necessary proceedings to prevent and avoid the same; provided, however, Tenant shall notify Landlord of its intent to contest and pay all costs and expenses incurred in connection therewith, and Tenant shall not, in the event of and during the bona fide prosecution of such litigation, be taken in default in respect to the subject matter of such litigation.

                                   ARTICLE VI

                           MAINTENANCE OF THE PROPERTY

Section 1. Tenant shall keep the foundation, the four outer walls and the roof of the Property in good maintenance and repair, consistent with the condition thereof on the date this maintenance obligation of Tenant becomes effective. Tenant shall, at all times, keep the remainder of the Property in good order, maintenance and repair, and Tenant shall also keep said Property in a clean, sanitary and safe condition in accordance with the laws of the state of Michigan, and in accordance with all directions, rules and regulations of the health officer, fire marshal!, building inspector or other proper officers of governmental agencies having jurisdiction over the Property, all at the sole cost and expense of Tenant. Tenant shall comply with all requirements of law and ordinance otherwise applicable to the Property; provided, however, Landlord shall be responsible for paying the costs to cure any violations of such laws, ordinances, directions, rules and regulations which existed as of the Commencement Date. Tenant shall permit no waste, damage or injury to said Property, and Tenant shall, at Tenant's own costs and expense, replace any glass windows and doors in the Property which may be broken. At the expiration of the tenancy created hereunder, Tenant shall surrender the Property in good condition and repair, reasonable use, wear and tear thereof, and loss by fire or other casualty expected.

                                   ARTICLE VII

                           IMPROVEMENTS, FURNISHINGS,
                         EQUIPMENT AND PERSONAL PROPERTY

         Section 1. All improvements, furnishings, equipment and trade fixtures presently at the Property together with all fixtures and equipment as may be installed by Tenant which are so incorporated and affixed to the Property that their removal would involve structural damage to the building or which have been installed as replacements to the Landlord's fixtures and equipment shall become and remain the property of Landlord and shall not be removed from the Property by Tenant upon the termination of this Lease or otherwise. All tenant furnishings, equipment and trade fixtures other than those covered in the foregoing sentence which are paid for and placed on the Property by Tenant will remain the property of Tenant (the "Tenant's Personalty") and Tenant shall be required to repair any damage to the Property caused by its removal thereof.

                                  ARTICLE VIII

                            COVENANT TO HOLD HARMLESS

         Section 1. Landlord shall be held harmless by Tenant from any liability for damages to any person or any property or upon the Property, including the person and property of Tenant and its employees and all persons in the Property at its invitation, caused by an event which occurred at the Property during the term hereof; provided, however, nothing herein shall be construed to require Tenant to indemnify Landlord against the negligence of Landlord, its employees or agents, or with respect to an event resulting from the Landlord's breach of this Agreement.

         Section 2. It is understood and agreed that all property kept, stored or maintained at the Property is at the risk of Tenant. Tenant shall not suffer or give cause for the filing of any lien against the Property, except for Tenant's Personalty.

         Section 3. Tenant shall, during the entire term hereof, keep in full force and effect a policy of general liability insurance with respect to the Property and the business operated by Tenant thereon, in which both Landlord and Tenant shall be named as parties covered thereby, and the limits of liability shall be no less than $1,000,000.00 per person and $1,000,000.00 per occurrence, and $1,000,000.00 property damage. Tenant shall furnish Landlord with a certificate of insurance, or other acceptable evidence that such insurance is in force.

                                   ARTICLE IX

                               ACCESS TO PREMISES

         Section 1. Landlord shall have the right to enter upon the Property at all reasonable hours upon reasonable prior notice to Tenant for the purpose of inspecting same. If Landlord, in the reasonable exercise of its discretion, deems any repairs necessary which are the obligation of Tenant hereunder, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch, Landlord may make or cause such repairs to be made only after seven
(7) days' notice has been given to Tenant and said condition shall have continued, then Landlord may make or cause such repairs to be made, and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof, unless caused by the gross negligence or willful misconduct of Landlord or its agents; provided, however, Landlord and its agents shall use reasonable efforts not to interfere with or hinder the operation of Tenant's business at the Property. If Landlord makes or causes such repairs to be made, Tenant agrees that it will pay to Landlord the reasonable cost thereof within ten (10) days of demand. If Tenant fails to timely reimburse Landlord, he may charge Tenant interest on the unpaid amount computed at a rate of ten percent (10%) per annum from the date of demand until payment, and Landlord shall have the remedies provided in Paragraph 8 hereof.

         Section 2. For a period commencing six (6) months prior to the termination of this Lease, Landlord may have reasonable access to the Property for the purpose of exhibiting same to prospective tenants so long as Landlord does not interfere with or hinder the operation of Tenant's business at the Property.

                                    ARTICLE X

                                 EMINENT DOMAIN

         Section 1. If the whole of the Property shall be taken by any public authority under the power of eminent domain, then the terms of this Lease shall cease as of the date possession shall be taken by such public authority and the rent shall be paid to that date with a proportionate refund by Landlord of such rent as may have been paid in advance.

         Section 2. If thirty percent (30%) or more of the Property on which the building is located shall be taken under eminent domain or such lesser portion of the Property is so taken and Tenant determines that such taking will have a material adverse effect on its ability to operate its business at the Property, Tenant shall have the right either to terminate this Lease and declare the same null and void, or to continue in possession of the remainder of the Property; and in either event, Tenant shall notify Landlord of Tenant's intention in writing within sixty (60) days after receiving notice of such taking under the power of eminent domain. In the event Tenant elects to remain in possession or the Lease is not otherwise terminated as a result of such taking, all of the terms herein provided for shall continue in effect except that the fixed rent hereinabove provided shall be reduced either (i) in proportion to the reduction in the net useable floor area of the building by reason of such taking or condemnation in the event of a reduction in the building floor area due to such taking, or (ii) each year by an amount equal to ten percent (10%) of the condemnation award granted to Landlord, in the case of a taking which does not reduce the floor area of the building, and Landlord shall, at Landlord's own cost and expense, promptly make all necessary repairs or alterations to the building on the Property so as to constitute the remaining premises a complete architectural unit consistent with the condition which existed immediately prior to such taking, said costs to be deducted from the gross condemnation award.

         Section 3. All damages awarded for such taking under the power of eminent domain whether on the whole or a part of the Premises shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Property; provided, however, that Tenant shall be entitled to any award made to Tenant for loss of business, depreciation to, and cost of removal of stock and fixtures, and moving expenses.

                                   ARTICLE XI

                                     DAMAGES

          Section 1. If the Property shall be damaged or destroyed in whole or in part by fire or any other cause or casualty, Landlord agrees to repair and restore the same with reasonable dispatch to a good tenantable condition, similar to the condition of the Property prior to such damage or destruction, unless this Agreement is terminated pursuant to Section 4 below, and the rent shall abate entirely in case the entire Property is untenantable and pro-rata for the portion rendered untenantable in case a part only is untenantable, until the same shall be restored to a tenantable condition.

          Section 2. At all times during the term of this Lease, including the period of construction or reconstruction of any building if Tenant's rent obligation has not abated, Tenant will, at Tenant's own cost and expense, have the building or buildings and the contents thereof at any time upon the Property, insured against loss or damage by fire or other casualty with responsible insurance companies reasonably satisfactory to Landlord, said insurance to be in an amount equal to one hundred percent (100%) of actual cash value of said building or buildings, contents and improvements. All such insurance policies and all renewals thereof shall be payable to Landlord and Tenant, as their interests may appear, entitling Landlord to collect all monies due under said policies payable in the event of any reason of the loss or damage of the building or buildings situated in the Property and permitting Tenant to receive all monies payable with respect to the Tenant's Personalty at the Property. In the event Tenant fails to obtain and continue such insurance in force at any time, Landlord, at its option and without any obligation on Landlord's part to do so, may obtain such insurance and Tenant shall forthwith pay the cost thereof to Landlord, or Landlord may at its option add said cost to the next rent payment due Landlord from Tenant. Anything to the contrary herein contained notwithstanding any loss shall first be payable to any first mortgagee of the Premises to the extent of its interest.

          Section 3. So long as Tenant remains open for, and continues to operate its business at the Property in the same manner as prior to such casualty, the Property shall not be deemed wholly untenantable. However, the Property will be treated as wholly untenantable regardless of the extent of the damage thereto, if Tenant determines, in the exercise of its reasonable business judgment, that it is unable to operate the Property in the ordinary course of business or access to the Property is materially hindered.

         Section 4. In the event the building or contents of the Property are damaged or destroyed during the term hereof, and as a result thereof the Tenant cannot operate its business at the Property until completion of the repair and restoration, the Tenant shall have the right to terminate this Agreement if (i) in the reasonable certified opinion of Landlord's architect, the building and contents cannot be completely repaired and restored such that Tenant will be able to open for business within one hundred twenty (120) days after the occurrence of such damage or destruction or (ii) Landlord does not complete such repair or restoration one hundred twenty (120) days after such damage or destruction. Tenant shall notify Landlord in writing of its election to terminate within fifteen (15) days after receipt of the architect's certified or Landlord's failure to timely complete the repair and restoration, and upon termination, rent shall be prorated as of the date of such damage or destruction. During the period of any reconstruction or repair, all rent shall be abated.

                                   ARTICLE XII

                                   BANKRUPTCY

         Section 1. In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if any assignment shall be made of Tenant's Property for the benefit of creditors, then and in any such events, Landlord at its option may terminate this Lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of Landlord so to terminate; provided, however, Tenant shall have sixty (60) days to dismiss any involuntary proceeding before Landlord may exercise its right of termination so long as Tenant is not otherwise in default under the terms hereof.

                                  ARTICLE XIII

                                  SUBORDINATION

Section 1. Tenant agrees that this Lease shall be subordinate to any mortgages that may hereafter be placed upon the Property and to any and all advances to be made thereunder and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagees named in said mortgages shall agree to recognize, not disturb and be bound by the terms and provisions of this Lease. In the event of any mortgagee electing to have the Lease as a prior lien to its mortgage, then and in such event, upon such mortgagee notifying the Tenant to that effect, this Lease shall be deemed prior to lien to the said mortgage, whether or not this Lease is dated prior to or subsequent to the date of said mortgage or trust deed.

                                   ARTICLE XIV

                                  CONSTRUCTION

         Section 1. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither any provisions contained herein, nor any acts of the parties hereto shall create a relationship other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

                                   ARTICLE XV

                                  NON-LIABILITY

         Section 1. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining Premises or any part of the Premises adjacent to or connected with the Property or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes not caused by neglect or breach of covenant or the part of Landlord herein contained.

                                   ARTICLE XVI

                                 QUIET ENJOYMENT

         Section 1. Landlord covenants that Tenant, on payment of the rental at the time and in the manner aforesaid and performing of all of the foregoing covenants, shall and may peacefully and quietly have, hold and enjoy the Property for the term aforesaid, and said quiet and peaceful enjoyment will not be disturbed or interfered with by Landlord or any person claiming by, through or under Landlord.

                                  ARTICLE XVII

                         RENTAL AND LEASE RENEWAL OPTION

            Section 1. Rental and Lease Renewal Option. As of the Commencement Date and for a period of forty-eight (48) months thereafter, Tenant shall pay Landlord the sum of Seven Thousand Five Hundred Dollars ($7,500.00) per month due and payable on the _____ day of each month commencing on the day of the month following the Commencement Date. Rent shall be pro-rated between the Commencement Date and the day of the next succeeding month.

         Section 2. Lease Renewal Option. Upon the expiration of the original term, Tenant shall have the option to extend this Lease for an extension term of four (4) years, provided that Tenant gives Landlord at least six (6) months' prior written notice of its unconditional and irrevocable exercise of such option and provided further that Tenant has not been in default hereunder. In the event that Tenant exercises its option to extend the term, all provisions of this Lease shall apply during the extension term hereof, except the rent shall be increased in an amount equal to Eight Thousand ($8,000.00) Dollars per month payable on the first day of each month during the extension term.

         Section 3. Provisions Applicable to Default. If any rental payment shall be and remain unpaid for more than ten (10) days after it shall become due and payable, or if Tenant shall violate or default under any of the other covenants, agreements, stipulations or conditions of this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof and Tenant having an opportunity to cure said breach, then it shall be optional for Landlord to declare this Lease forfeited, the term ended and to re-enter the Property and take possession of same. In addition thereto, Landlord shall have such other, further or different rights and remedies as may be available at law or in equity, including, but not limited to, the right of claim and delivery, the right of repossession of the Property pursuant to the applicable statutes for summary proceedings, or such other rights at law or in equity as may be applicable or available, it being specifically agreed that the rights herein recited shall be cumulative and not exclusive. A late payment penalty of five percent (5%) of the amount of the late payment shall be added to the delinquent payment effective on the 5th day after the due date. In like manner, any payment which remains due and unpaid thirty (30) days following the due date shall be subject to a fifteen percent (15%) late payment.

         Section 4. Security Deposit. The Landlord hereby acknowledges the receipt of Seven Thousand Five Hundred ($7,500.00) Dollars, which it is to retain as security for the faithful performance of all of the covenants, conditions, and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions, and agreements; the Landlord may so apply the security at its option; and the Landlord's right to the possession of the premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum if not applied towards the payment of rent in arrears or towards the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions, and agreements of this Lease is to be returned to the Tenant when this Lease is terminated, according to these terms, and in no event is the said security to be returned until the Tenant has vacated the premises and delivered possession to the Landlord.

         In the event that the Landlord repossesses itself of the said premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions, and agreements of this Lease, the Landlord may apply the said security upon all damages suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obliged to keep the said security as a separate fund, but may mix the said security with its own funds.

                  Upon Tenant satisfying all conditions in this Lease, Landlord shall deliver the security deposit to Tenant.

                                  ARTICLE XVIII

                               OPTION TO PURCHASE

          Section 1. Tenant, at any time during the term of this Lease, shall have the option to purchase the Property from Landlord upon thirty (30) days' written notice to Landlord subject to the following terms and conditions:

          (a) The purchase price for the Property during the primary term of the Lease shall be Eight Hundred Fifty Thousand ($850,000.00) Dollars.

          (b) In the event that Tenant shall exercise this option to purchase the Property during the option period as set forth in Article XVII, Section 2, the purchase price for the Property shall be Nine Hundred Thirty-Five Thousand ($935,000.00) Dollars.

          (c) The purchase price for the Property shall be paid in full at the time of the closing.

          (d) Settlement for the purchase and sale of the Property shall be held at a place designated by Tenant and at a time designated by Tenant, provided that settlement shall be held within sixty (60) days after the determination by the parties of the purchase price of the Property.

          (e) The rent hereunder shall cease and shall be adjusted as of the date of settlement. Water rent, real property taxes, and all other public or governmental charges or assessments shall be adjusted as of the date of settlement.

          (f) At settlement, Landlord shall execute and deliver to Tenant a warranty deed that shall convey good and merchantable title to the Property, subject only to the restrictions, covenants, and encumbrances existing as of the date hereof, but not including any mortgage currently encumbering the Property. If there are any mortgages or any subsequently arising restrictions, covenants, or encumbrances when Tenant exercises the option set forth in this section, Tenant may purchase the Property subject to the same and deduct the amount thereof (or the reasonable cost to cure such title defect) from the purchase price.

          (g) All recording and transfer taxes in connection with the settlement shall be paid by Landlord.

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


          (h) Insurance premiums, interest, rents, water bills, and current city and county taxes, if any, shall be prorated and adjusted to the date of closing. Taxes not previously paid shall not be prorated.

          Section 2. Notwithstanding anything contained within this Article XVIII to the contrary, in the event that Landlord shall receive an offer to purchase the Property within the primary or option period set forth in this Lease, then Tenant shall have the right to exercise the option contained within this Article XVIII provided Tenant gives written notice within thirty (30) days of notice by Landlord of the aforesaid offer. In the event Tenant shall fail to exercise its option in this time limitation, then all of Tenant's rights under this Article XVIII shall terminate.

         IN WITNESS WHEREOF, the parties set their hand and seal the day and year first above written.

WITNESSED BY:                                   LANDLORD:

                                                BLUE WATER LAND DEVELOPMENT, a
                                                Michigan co-partnership


_________________________              By:      ________________________________


                                                Its:  __________________________

                                                TENANT:

                                                LIFE CRITICAL CARE CORPORATION,
                                                a Delaware corporation


_________________________              By:      ________________________________


                                                Its:  __________________________



                                      -13-